                                                                   Exhibit 10.51

                                                   [Letterhead of Index FX Ltd.]

28th November 1996

Simon Drabble Esq.
Dublin Farmhouse
Wherwell
Andover
Hampshire SP11 7PJ



Dear Simon

Further to our recent conversations, I write to confirm that Index FX Ltd. ("the Company") gave to you formal notice of termination of your Service Agreement with immediate effect on 19th November 1996.

We have agreed that the Company will pay to you damages for breach of contract amounting to 20% of Net Income, as defined in your Service Agreement, in respect of the period 1st October 1996 to 19th February 1997 and Graham Wellesley and Lorenzo Naldini have agreed to this.

The Company hereby agrees to pay to you (Pounds)30,000 by way of an advance against the above damages and agrees not to invoke the clawback provisions contained in Clause 3 (b).

In the event of a dispute regarding the level of overhead during the period 1st October 1996 to 19th February 1997 we have agreed that Messrs. Arthur Andersen shall act as arbitrator in determining if such overhead is both fair and reasonable.

Please sign and return the enclosed copy of this letter by way of acknowledgment and agreement that the above damages will be in full settlement of all liabilities we may have to you or vice versa, that the Clauses 7 - 9 of your Service Agreement will continue to apply from 19th November 1996 (save for those clients listed attached hereto in Appendix A who we are agreed you may approach directly after 20th February 1997, in the event that you remain in the same industry and commence employment elsewhere) and that if you break any of these provisions you will repay to the Company such amount in damages which will be calculated on the basis of harm done.

Yours sincerely


/s/ Charles Romilly
Charles Romilly
Director

                         [Letterhead of Index FX Ltd.]

I acknowledge receipt of the above letter of which this is a copy and confirm that on receipt of the payments referred to I will have no claims against either of you or any liabilities to you.


/s/ Simon Drabble
Simon Drabble

                                                                   Exhibit 10.51
                                                                     (continued)
                                38 SANTOS ROAD
                                LONDON SW18 1MS

28th November 1996

Simon Drabble Esq.
Dublin Farmhouse
Wherwell
Andover
Hampshire SP11 7PJ


Dear Simon

Following our recent conversations we write to confirm that notwithstanding the termination of your employment by Index FX Ltd. ("the Company") on 19th November 1996, we agree that the Company will pay to you damages for breach of contract amounting to 20% of the Team's Net Income, as defined in your Service Agreement, less an advance payment of (Pounds)30,000, for the period 1st October 1996 to 19th February 1997.

Please sign and return the enclosed copy of this letter agreeing to the above and that the above damages will be in full and final settlement of all liabilities we may have to you or vice versa.

Yours sincerely


/s/  GRAHAM WELLESLEY                    /s/  LORENZO NALDINI
-------------------------------------    -----------------------------------
     Graham Wellesley                         Lorenzo Naldini


I acknowledge receipt of the above letter of which this is a copy and confirm that on receipt of the payment referred to I will have no claims against either you or any liabilities to you.


/s/  SIMON DRABBLE
-------------------------------------
     Simon Drabble

                                                                   Exhibit 10.51
                                                                     (continued)

Analysis as of 2/28/97



                                         Total      Graham Lorenzo  Simon
Total Profit Share thru 1/31/97       1,110,938     888,750         222,188
Adjustment to January posted in
 February                                  (114)        (91)            (23)

20% of Net Income per Barrie Swifts
 daily income sheet thru the 19th
 of February                                                        104,751
Less: 20% of #19/28ths of Operating
 Expenses for the month                                             (41,886)
Less: 20% of #19/28ths of Staff
 Bonuses                                                             (6,921)
Less: 20% of #19/28ths of $4,200
 proforma salary adjustment                                            (570)
Less: 20% of #19/28ths of Charles Romilly's
 income-based bonus                                                  (2,509)
Less: 20% of 19/28ths of Charles
 Romilly's Rebate-based bonus                                          (288)
                                      -------------------------------------
Profit Split for February               316,333     263,756          52,577

Distributions:
July Draw                               (25,707)    (17,138)         (8,569)
August Draw                             (25,706)    (17,137)         (8,569)
September Draw                          (25,882)    (17,106)         (8,553)
October Split Payout                   (171,031)   (147,475)        (23,556)
October Draw                            (26,901)    (17,934)         (8,967)
November Draw                           (18,616)    (18,531)
December Draw                           (18,905)    (18,905)
January Draw                            (21,638)    (21,638)
February Draw                           (21,201)    (21,201)
                                                                     (2,000)
                                      -------------------------------------
   Total Payments                      (355,587)   (297,066)        (60,214)
                                      -------------------------------------
Breech of contract payment due
  (thru 1/31)                         1,071,570     855,349         214,528
                                      =====================================
Less: portion of redundancy
 payment not subject to tax                                         (50,448)
                                                                   --------
Gross due Simon (before NI)                                         164,080
NI                                                                  (17,064)
                                                                   --------
Payment due Simon                                                   147,016
                                                                   ========


We the understand agree, that the above amount due Simon Drabble, of $147,016 less PAYE tax and Employee National Insurance, if any, represents the full and final settlement in all matters between Simon Drabble and Lorenzo Naldini, Graham Wellsley & IFX Limited.

/s/ Simon Drabble
------------------------------------------
Simon Drabble

/s/ Graham Wellsley
------------------------------------------
Graham Wellsley

/s/ Lorenzo Naldini
------------------------------------------
Lorenzo Naldini

/s/ Allyson Laackman
------------------------------------------
IFX Limited, by Allyson Laackman, Chairman